EXHIBIT 99.1

For Immediate Release:

Contact:  Laura Ulbrandt, (212) 460-1900



                          LEUCADIA NATIONAL CORPORATION
              ANNOUNCES AUTHORIZATION TO PURCHASE ADDITIONAL SHARES

New York, New York - March 6, 2007. Leucadia National Corporation (NYSE: LUK) announced today that its Board of Directors has increased the number of common shares that the Company is authorized to purchase. As a result, the Company is authorized to purchase up to 12,000,000 common shares. Such purchases may be made from time to time in the open market, through block trades or otherwise. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without notice.